                                                                      Ex 10.6

Imperial Bank

Member FDIC

226 Airport Parkway,
San Jose, California

June 27, 1996

Subject:  Credit Terms and Conditions ("Agreement")

Borrower:  International Network Services

Gentlemen:

To induce you to make loans to the undersigned (herein called "Borrower") and in consideration of any loan or loans you, in your sole discretion, may make to Borrower, Borrower warrants and agrees as follows:

A.   Borrower represents and warrants that:

     1.   Existence and Rights.

          Company is a corporation.

          Borrower is duly organized and existing and in good standing under the laws of the State of California and is authorized and in good standing to do business in the State of California. Borrower has powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary, and Borrower has the power and adequate authority to make and carry out this Agreement. Borrower has no investment in any other business entity, except as previously disclosed to Bank.

     2. Agreement Authorized. The execution, delivery and performance of this Agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or Articles of Association, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.

     3. No Conflict. The execution, delivery and performance of this Agreement are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

     4. Litigation. There is no litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

     5.   Financial Condition.   The  balance  sheet  of  Borrower as  of
04/30/96, and the related profit and loss statement for the 10 months ended on that date, a copy of which has heretofore been delivered to you by Borrower, and all other statements and data submitted in writing by Borrower to you in connection with this request for credit are true and correct, and said balance sheet and profit and loss statement truly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date there have been no materially adverse changes in the financial condition or business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet and Borrower has not entered into any special commitments or substantial contracts which arc not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

     6. Title to Assets. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by Section C.3 hereof.

     7. Tax Status. Borrower has no liability for any delinquent state, local or federal taxes, and if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

     8. Trademarks, Patents. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

     9. Regulation U. The proceeds of this loan shall not be used to purchase or carry margin stock (as defined with Regulation U of the Board of Governors of the Federal Reserve system).


B. Borrower agrees that so long as it is indebted to you, it will, unless you shall otherwise consent in writing:

     1.   Rights and Facilities.   Maintain and preserve all rights, franchises
and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

     2. Insurance. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses.

     3. Taxes and Other Liabilities. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

          (a) The same are being contested in good faith and by appropriate proceedings in such manners as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder, and

          (b) it shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.

     4. Records and Reports. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit your representatives to have access to, and to examine its properties, books and records at all reasonable times; and furnish you:

          (a) As soon as available, and in any event within 25 days after the close of each month of each fiscal year of Borrower, commencing with the month next ending, a balance sheet, profit and loss statement and reconciliation of Borrower's capital accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower, subject, however, to year-end audit adjustments;

          (b) As soon as available, and in any event within 90 days after the close of each fiscal year of Borrower, a report of audit of Company as of the close of and for such fiscal year, all in reasonable detail and stating in comparative form the figures as of the close of and for the previous fiscal year, with the unqualified opinion of accountants satisfactory to you.

          (c) Within 25 days after the close of each month of each fiscal year of Borrower, a certificate by chief financial officer or partner of Borrower, stating that Borrower has performed and observed each and every covenant contained in this Letter of Inducement to be performed by it and that no event has occurred and no condition then exists which constitutes an event of default hereunder or would constitute such an event of default upon the lapse of time or upon the giving of notice and the lapse of time specified herein, or, if any such event has occurred or any such condition exists, specifying the nature thereof;

          (d) Promptly after the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrower by independent accountants in connection with each annual or interim audit of the accounts of Borrower made by such accountants;

          (e) Promptly after the same are available, copies of all such proxy statements, financial statements and reports as Borrower shall send to its stockholders, if any, and copies of all reports which Borrower may file with the Securities and Exchange Commission or any governmental authority at any time substituted therefor; and

          (f) Such other information relating to the affairs of Borrower as you reasonably may request from time to time.

          (g) Notice of Default. Promptly notify the Bank in writing of the occurrence of any event of default hereunder or any event which upon notice and lapse of time would be an event of default.


C. Borrower agrees that so long as it is indebted to you, it will not, without your written consent:

     1. Type of Business; Management. Make any substantial change in the character of its business; or make any change in its executive management.

     2. Outside Indebtedness. Create, incur, assume or permit to exist any indebtedness for borrowed moneys other than loans from you except obligations now existing as shown in financial statement dated 04/30/96, excluding those being refinanced by your bank; or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due to become due.

     3. Liens and Encumbrances. Create, incur, or assume any mortgage, pledge encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than liens for taxes not delinquent and liens in your favor.

     4. Loans & Investments, Secondary Liabilities. Make any loan or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

     5. Acquisition or Sale of Business; Merger or Consolidation. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

     6. Dividends, Stock Payments. If a corporation, declare or pay any dividend (other than dividends payable in common stock of Borrower) or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock.


D. The occurrence of any one of the following events of default shall, at your option, terminate your commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to you immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

     1. Failure to Pay Note. Failure to pay any installment of principal or of interest on any indebtedness of Borrower to you.

     2. Breach of Covenant. Failure of Borrower to perform any other term or condition of this Agreement binding upon Borrower.

     3. Breach of Warranty. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

     4. Insolvency; Receiver or Trustee. Borrower shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

     5. Judgments, Attachments. Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated unbonded or unstayed for a period of 10 days or in any event later than five days prior to the date of any proposed sale thereunder.

     6. Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall be consented to.

E.   Miscellaneous Provisions.

     1. Failure or Indulgence Not Waiver. No failure or delay on the part of your Bank or any holder of Notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any note issued in connection with a loan that your Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

See Addendum dated June 27, 1996 attached hereto and incorporated herein by this reference for additional terms. In the event of a conflict between this Agreement and the Addendum, the terms in the Addendum prevail.


International Network Services


By:  /s/ Kevin J. Laughlin
    --------------------------------------
     (Authorized Signature and Title)

                      INTERNATIONAL NETWORK SERVICES
                     Addendum to Credit Terms & Conditions
                              Dated June 27, 1996


1.   Credit Facilities
     -----------------

     A)   A Revolving Line of Credit of $6,000,000.  ("Line")

     B)   An Equipment Term Loan of $3,000,000.  ("Term Loan")

2.   Term and Repayment
     ------------------

     A) The Line will require monthly payments of interest with full payment of principal and interest due at maturity on June 26, 1997.

     B) The Equipment Loan will consist of an interest only drawdown period through 6/30/97, during which equipment draws during the quarters ending 9/30/96, 12/31/96, 3/31/97 and 6/30/97 will be termed out on the last day of the quarter in which draw was made. Each draw under the Equipment Loan will have 36 equal monthly principal repayments, plus interest, with a final maturity of the earlier of: (i) thirty-six months after the calendar quarter during which the draw was disbursed by Bank; or (ii) 6/30/2000. The equipment financed must have been purchased after December 31, 1995.

3.   Collateral
     ----------

     Bank to have a blanket security interest in first position perfected by a UCC filing on all assets of Borrower including all present and future inventory, chattel paper, accounts, contract rights, unencumbered equipment, general intangibles, and fixtures and the product thereof. All Bank debt to be cross-collateralized and cross-defaulted.

4.   Borrowing Formula
     -----------------

     A) Advances under the Line will be limited to 80% of the eligible domestic accounts receivable that are less than 90 days from the invoice date subject to standard exclusions for foreign, government, contra, and inter-company accounts. Any account which alone exceeds 25% of the total accounts will be ineligible to the extent said account exceeds 25% of total accounts. If 25% or more of an account receivable is past due (greater than 90 days), the entire account will be ineligible.

     B) Advances under the Term Loan will be 100% of the cost of equipment, excluding taxes, freight, other taxes, and other soft costs. Equipment to include business & office machinery & equipment and other personal property which is resalable and removable. Advances must be supported by documentation evidencing purchase of equipment, in form and content satisfactory to the Bank.

5.   Pricing
     -------

     Interest Rate:  Line:            Bank's Prime Rate + 1.00% per annum.
                     Term Loan:       Bank's Prime Rate + 1.25% per annum.

     Facility Fees:*  Line: $20,000, due and payable upon execution hereof by
                      Borrower.
                      Term Loan: $15,000, due and payable upon execution hereof by Borrower.

* Facility Fees will be adjusted for fees paid on existing facilities calculated on a pro-rata basis for the period of time existing facilities were in place, and for different commitment amounts.

6.   Covenants
     ---------

     A) Borrower to maintain the following on a fiscal quarterly basis, beginning with the fiscal quarter ending 6/30/96:

          1.   A Minimum Quick Ratio/1/ of 1.00:1.00.
          2.   A Minimum Tangible Net Worth/2/ of $8,000,000.
          3.   A Maximum Total Liabilities to Tangible Net Worth/3/ of
               1.25:1.00.
          4. Minimum Quarterly Cash Flow Coverage/4/ ratio greater than 1.5 to 1:00. Cash flow test waived if cash plus Borrowing Base/5/ is greater than $3 million.
          5. Borrower to be profitable each quarter, beginning with the quarter ending 6/30/96.

          Definitions:
          /1/ Defined as Cash + Accounts Receivable/Current Liabilities.
          /2/ Defined as Total Tangible Assets - Total Liabilities.
          /3/ Defined as Total Liabilities/Tangible Net Worth.
          /4/ Defined as Net Income plus Depreciation and Amortization/(Current
              Portion of Long Term Debt/4). Cash flow test waived if cash plus Borrowing Base is greater than $3,000,000.
          /5/ Defined as eligible Borrowing Formula - all outstanding loan balances due Bank.

     B)  Borrower to provide:

         1. Reviewed financial statements within 120 days of fiscal year end.
         2. Company prepared monthly financial statements and Compliance Certificate within 25 days after month end.
         3. Monthly detailed aging of accounts receivable and accounts payable with Borrowing Base Certificate within 25 days after month end.

         4. Budgets, sales projections, operating plans, or other financial exhibits which the Bank may reasonably request.

     C)  Other Covenants:

         1.  Borrower to maintain primary banking relationships with Imperial
             Bank.

         2.  Without Bank's prior approval, Borrower shall not:

           a) Enter into any mergers or acquisitions.
           b) Pay cash dividends or repurchase stock.
           c) Hypothecate existing assets.
           d) Loan money or guarantee loans of others.

         3. Borrower to notify Bank in writing of any legal action commenced against it which may result in damages over $50,000. Borrower shall so notify Bank immediately upon receipt by Borrower of notice of the commencement of said legal action.

         4. Prior to closing of the Line, and Equipment Loan, Borrower to provide Bank proof of insurance on all tangible corporate assets and a Lender's Loss Payable Clause with Bank as loss payee.

     7.  OTHER CONDITIONS
         ----------------

         A. Completion of a collateral audit by August 31, 1996 with results satisfactory to Bank at Borrower's expense. Bank may require annual A/R audits at Borrower's expense.

         B. Prior to closing, Borrower shall execute and deliver to Bank any and all documents required by Bank. Borrower to pay to Bank $250.00 for loan documentation preparation, due at closing.


        International Network Services


        By: /s/ Kevin J. Laughlin
           ----------------------------

        Title:  V.P. Finance                       Date: 6/27/96
              -------------------------                 -------------

                          SECURITY AND LOAN AGREEMENT
                             (ACCOUNTS RECEIVABLE)


     This Agreement is entered into between INTERNATIONAL NETWORK SERVICES, a __________ corporation (herein called "Borrower") and IMPERIAL BANK (herein called "Bank").

1. Bank hereby commits, subject to all the terms and conditions of this Agreement and prior to the termination of its commitment as hereinafter provided, to make loans to Borrower from time to time in such amounts as may be determined by Bank up to, but not exceeding in the aggregate unpaid principal balance, the following Borrowing Base:

               80.000% of Eligible Accounts and in no event more than $6,000,000.00.

2. The amount of each loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank (herein called "Loan Account") and Bank shall credit the Loan Account with all loan repayments made by Borrower. Borrower promises to pay Bank (a) the unpaid balance of Borrower's Loan Account on demand and (b) on or before the tenth day of each month, interest on the average daily unpaid balance of the Loan Account during the immediately preceding month at the rate of one percent (1.000%) per annum in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall for interest computation purposes be considered one year. Bank at its option may demand payment of any or all of the amount due under the Loan Account including accrued but unpaid interest at any time. Such notice may be given verbally or in writing and should be effective upon receipt by Borrower. The amount of interest payable each month by Borrower shall not be less than a minimum monthly charge of $250.00. Bank is hereby authorized to charge Borrower's deposit account(s) with Bank for all sums due Bank under this Agreement.

3. Requests for loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Bank and shall contain a certification setting forth the matters referred to in Section 1, which shall disclose that Borrower is entitled to the amount of loan being requested.

4. As used in this Agreement, the following terms shall have the following meanings:

     A. "Accounts" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

     B. "Collateral" means any and all personal property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest.

     C. "Eligible Accounts" means all of Borrower's Accounts excluding, however, (1) all Accounts under which payment is not received within 90 days from any invoice date, (2) all Accounts against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Account and (3) any Accounts if the account debtor or any other person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower. Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time.

5. Borrower hereby assigns to Bank all Borrower's present and future Accounts, including all proceeds due thereunder, all guaranties and security therefor, and hereby grants to Bank a continuing security interest in all moneys in the Collateral Account referred to in Section 6 hereof, as security for any and all obligations of Borrower to Bank, whether now owing or hereafter incurred and whether direct, indirect, absolute or contingent. So long as Borrower is indebted to Bank or Bank is committed to extend credit to Borrower, Borrower will execute and deliver to Bank such assignments, including Bank's standard forms of Specific or General Assignment covering individual Accounts, notices, financing statements, and other documents and papers as Bank may require in order to affirm, effectuate or further assure the assignment to Bank of the Collateral or to give any third party, including the account debtors obligated on the Accounts, notice of Bank's interest in the Collateral.

6. Until Bank exercises its rights to collect the Accounts pursuant to paragraph 10, Borrower will collect with diligence all Borrower's Accounts, provided that no legal action shall be maintained thereon or in connection therewith without Bank's prior written consent. Any collection of Accounts by Borrower, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank, and Borrower shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections daily to Bank in the identical form received. The proceeds of such collections when received by Bank may be applied by Bank directly to the payment of Borrower's Loan Account or any other obligation secured hereby. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank's option may be charged to Borrower's general account. All collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may request.

7. Until Bank exercises its rights to collect the Accounts pursuant to paragraph 10, Borrower may continue its present policies with respect to returned merchandise and adjustments. However, Borrower shall immediately notify Bank of all cases involving returns, repossessions, and loss or damage of or to merchandise represented by the Accounts and of any credits, adjustments or disputes arising in connection with the goods or services represented by the Accounts and, in any of such events, Borrower will immediately pay to Bank from its own funds (and not from the proceeds of Accounts or inventory) for application to Borrower's Loan Account or any other obligation secured hereby the amount of any credit for such returned or repossessed merchandise and adjustments made to any of the Accounts.

8. Borrower represents and warrants to Bank: (i) if Borrower is a corporation, that Borrower is duly organized and existing in the State of its incorporation and the execution, delivery and performance hereof are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is found or affected; (ii) Borrower is, or at the time the collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, or at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights therein; (iii) Each Account is, or at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor; (iv) That there are or will be no defenses, counterclaims, or setoffs which may be asserted against the Accounts; and
     (v) any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is or will be true and correct.

9. Borrower will: (i) Furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein; (ii) Furnish Bank periodically, in such form and detail and at such times as Bank may require, statements showing aging and reconciliation of the Accounts and collection thereon; (iii) Permit representatives of Bank to inspect the Borrower's books and records relating to the Collateral and make extracts therefrom at any reasonable time and to arrange for verification of the Accounts, under reasonable procedures, acceptable to Bank, directly with the account debtors or otherwise at Borrower's expense; (iv) Promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Bank in respect thereto; (v) Reimburse Bank upon demand for any and all legal costs, including reasonable attorneys' fees, and other expense incurred in collecting any sums payable by Borrower under Borrower's Loan Account or any other obligation secured hereby, enforcing any term or provision of this Security Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto;

     (vi) Notify Bank of each location and of each office of Borrower at which records of Borrower relating to the Accounts are kept; (vii) Provide, maintain and deliver to Bank policies insuring the Collateral against loss or damage by such risks and in such amounts, forms and companies as Bank may require and with loss payable solely to Bank, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Bank become the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Bank; and (viii) In the event the unpaid balance of Borrower's Loan Account shall exceed the maximum amount of outstanding loans to which Borrower is entitled under
     Section 1 hereof, Borrower shall immediately pay to Bank, from its own funds and not from the proceeds of Collateral, for credit to Borrower's Loan Account the amount of such excess.

10. Bank may at any time, without prior notice to Borrower, collect the Accounts and may give notice of assignment to any and all account debtors, and Borrower does hereby make, constitute and appoint Bank its irrevocable, true and lawful attorney with power to receive, open and dispose of all mail addressed to Borrower, to endorse the name of Borrower upon any checks or other evidences of payment that may come into the possession of Bank upon the Accounts to endorse the name of the undersigned upon any document or instrument relating to the Collateral; in its name or otherwise, to demand, sue for, collect and give acquittance for any and all moneys due or to become due upon the Accounts; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary and proper to carry out the purpose herein contemplated.

11. Until Borrower's Loan Account and all other obligations secured hereby shall have been repaid in full, Borrower shall not sell, dispose of or grant a security interest in any of the Collateral other than to Bank, or execute any financing statements covering the Collateral in favor of any secured party or person other than Bank.

12. Should: (i) Default be made in the payment of any obligation, or breach be made in any warranty, statement, promise, term or condition, contained herein or hereby secured; (ii) Any statement or representation made for the purpose of obtaining credit hereunder prove false; (iii) Bank deem the Collateral inadequate or unsafe or in danger of misuse; (iv) Borrower become insolvent or make an assignment for the benefit of creditors; or (v) Any proceeding be commended by or against Borrower under any bankruptcy, reorganization, arrangement, readjustment or debt or moratorium law or statute; then in any such event, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (a) Terminate its obligation to make loans to Borrower as provided in Section 1 hereof; (b) Declare all sums secured hereby immediately due and payable; (c) Immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (d) Proceed in the foreclosure of Bank's security interest and sale of the

     Collateral in any manner permitted by law, or provided for herein; (e) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (f) Retain the Collateral in full satisfaction of the obligations secured thereby; (g) Exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable, and any sums expended therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Bank from pursuing any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of Collateral to pay all obligations secured by this Security Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.

13. If any writ of attachment, garnishment, execution or other legal process be issued against any property of Borrower, or if any assessment for taxes against Borrower, other than real property, is made by the Federal or State government or any department thereof, the obligation of Bank to make loans to Borrower as provided in Section 1 hereof shall immediately terminate and the unpaid balance of the Loan Account, all other obligations secured hereby and all other sums due hereunder shall immediately become due and payable without demand, presentment or notice.

14. Borrower authorized Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four months from the time such items are delivered to Bank.

15. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

16. Additional Provisions: Subject to conditions and limitations contained in the Credit Terms and Conditions dated June 27, 1996. See "EXHIBIT A" attached.

Executed this 27th day of  June , 1996
              ----        ------    --
                                             INTERNATIONAL NETWORK SERVICES
                                           ----------------------------------
                                                  (Name of Borrower)


     IMPERIAL BANK                      BY:  /s/ Kevin J. Laughlin
                                           ----------------------------------
                                            (Authorized Signature and Title)


BY:  /s/                                BY:
   ----------------------------------      ---------------------------------
        Title                               (Authorized Signature and Title)

Attachment to Security and Loan Agreement dtd. 6/27/96, consisting of one page
INTERNATIONAL NETWORK SERVICES



                                  "EXHIBIT A"


If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph to be construed as any obligation on the part of the holder of this note to accept payment of any payment past due or less than the total unpaid principal balance after maturity.

All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.

                                 IMPERIAL BANK
                                  Member FDIC

                                      NOTE


$ 3,000,000.00           San Jose, California,                     June 27, 1996

on June 30, 2000 and as hereinafter provided, for value received, the undersigned promises to pay to IMPERIAL BANK ("Bank"), a California banking corporation, or order, at its Santa Clara Valley Regional office, the principal
                               ---------------------------
sum of $3,000,000.00 or such sums up to the maximum if so stated, as the Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms hereof, together with interest from date of
disbursement or    N/A    , whichever is later, on the unpaid principal balance
                ----------
[_] at the rate of _______% per year [X] at the rate of 1.250% per year in excess of the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in such
Prime Rate, or   $250.00   , whichever is greater.  Interest shall be computed
               ------------
at the above rate an the basis of the actual number of days during which the principal balance is outstanding, divided by 360, which shall, for into" computation purposes, be considered one year.

Interest shall be payable [X] monthly [_] quarterly [_] included with principal
[X] in addition to principal , beginning   July 31, 1996   and if not so paid
                                         -----------------
shall become a part of the principal. All payments shall be applied first to interest, and the remainder, if any, on principal. [_] (If checked), Principal
shall be payable in installments of $**            , or more, each installment
                                     --------------
on the ________ day of each ________________, beginning ________________.
Advances not to exceed any unpaid balance owing at any one time equal to the maximum amount specified above, may be made at the option of Bank.

     Any partial prepayment shall be applied to the installments, if any, in inverse order of maturity. Should default be made in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or condition of any deed of trust, security agreement or other agreement (including amendments or extensions thereof) securing or pertaining to this note, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time to time.

     Defaults shall include, but not be limited to, the failure of the maker(s) to pay principal or interest when due; the filing as to each person obligated hereon, whether as maker, co-maker, endorser or guarantor (individually or collectively referred to as the "Obligor") of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act; the issuance of any attachment or execution against any asset of any Obligor; the death of any Obligor, or any deterioration of the financial condition of any Obligor which results in the holder hereof considering itself, in good faith, insecure.


[X] If any installment payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any installment past due or less than the total unpaid principal balance after maturity.

     If this note is not paid when due, each Obligor promises to pay all costs and expenses of collection and reasonable attorney's fees incurred by the holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Each Obligor shall be jointly and severally liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity; consents to the acceptance, release or substitution of security for this note; and waives demand and protest and the right to assert any statute of limitations. Any married person who signs this note agrees that recourse may be had against separate property for any obligations hereunder. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this note, each Obligor, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law.

     No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement in connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. The holder hereof shall at all times have the right to proceed against any portion of the security for this note in such order and in such manner as such holder may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of the holder hereof in exercising any right hereunder, or under any deed of trust security agreement or other agreement, shall not operate as a waiver of such right, or of any other right, under this note or any deed of trust, security agreement or other agreement in connection herewith.

**SEE ADDENDUM ATTACHED


                                          INTERNATIONAL NETWORK SERVICES
- -------------------------------------     -------------------------------------

                                          /s/ Kevin J. Laughlin
- -------------------------------------     -------------------------------------


- -------------------------------------     -------------------------------------

                               ADDENDUM TO NOTE


     Advances under the Note shall be available through June 30, 1997.

     On the last day of each calendar quarter, the outstanding balance of the disbursements made under the Note during said calendar quarter, shall be converted to an amortizing loan payable in 36 equal monthly principal payments, plus accrued interest, thereon, with said monthly payments due and payable on that portion of the outstanding principal balance of the Note on the last day of each calendar month, commencing on the last day of the month following each calendar quarter.

     All principal and accrued but unpaid interest shall in any event be due and payable on June 30, 2000.



INTERNATIONAL NETWORK SERVICES


BY   /s/ Kevin J. Laughlin
  -------------------------------------------